SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        DATE OF REPORT: DECEMBER 1, 2004

                          ACTIVECORE TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         NEVADA                      000-30397                   65-6998896
         ------                      ---------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)

                        156 FRONT STREET WEST, SUITE 210
                            TORONTO, ONTARIO, M5J 2L6
                    (Address of principal executive offices)

                                 (416)-252-6200
                (Registrant's Executive Office Telephone Number)

                           IVP TECHNOLOGY CORPORATION
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION.

      The annual general meeting of the shareholders of IVP Technology Corporation (the "Meeting") was held at 9:30 AM on November 29, 2004 in Miami at the law offices of Kirkpatrick and Lockhart. During the course of the Meeting the shareholders passed the following resolutions:

      AUTHORIZE A SPLIT OR REMOVE SPLIT OF THE AUTHORIZED SHARES OF COMMON STOCK. By a large majority of votes to approve an amendment to the Company's Articles of Incorporation to allow the Board of Directors at their discretion to split or reverse split the outstanding common shares of the Company provided that the authorized common shares do not exceed the current 500,000,000 common shares.

      APPROVAL OF NAME CHANGE TO ACTIVECORE TECHNOLOGIES, INC. By a large majority of votes to approve an amendment to the Company's Articles of Incorporation changing the name of the Company to ActiveCore Technologies, Inc.

ITEM 8.01. OTHER EVENTS.

      During the course of the Meeting the shareholders passed the following resolution regarding the directors:

      By a large majority of votes Brian MacDonald, Peter Hamilton, J. Steven Smith and Stephen Lewis were re-elected to the board of Directors to serve until the next annual shareholders meeting.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

NONE.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 1, 2004              ACTIVECORE TECHNOLOGIES, INC.

                                       By:   /s/ Brian MacDonald
                                             -----------------------------------
                                       Name: Brian MacDonald
                                       Its:  Chairman